As filed with the Securities and Exchange Commission on August 26, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALESCO FINANCIAL INC.

(Exact name of registrant as specified in its charter)

Maryland	16-1685692
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Cira Centre

2929 Arch Street, 17th Floor

Philadelphia, PA 19104

(Address of Principal Executive Offices)

Alesco Financial Inc. 2006 Long-Term Incentive Plan

(Full title of the plan)

John J. Longino

Chief Financial Officer

Cira Centre

2929 Arch Street, 17th Floor

Philadelphia, PA 19104

(Name and address of agent for service)

(215) 701-9555

(Telephone number, including area code, of agent for service)

Copies to:

Kathleen L. Werner, Esq.

Clifford Chance US LLP

31 West 52nd Street

New York, New York 10019

(212) 878-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☐    Accelerated filer  ☒    Non-accelerated filer  ☐    Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, par value $0.001 per share	2,500,000	$1.09	$2,725,000	$107.09
(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock which may become issuable under the Alesco Financial Inc. 2006 Long-Term Incentive Plan by reason of certain corporate transactions or events, including any stock split, stock dividend or any other similar transaction which results in an increase in the number of outstanding shares of common stock of Alesco Financial Inc.
(2)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, and based upon the average of the high and low sale prices of the common stock of Alesco Financial Inc. as reported on the New York Stock Exchange on August 20, 2008.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register an additional 2,500,000 shares of common stock, par value $0.001 per share, of Alesco Financial Inc. (the “Company”) that may be issued from time to time under the 2006 Long-Term Incentive Plan, as amended (the “Plan”). The Plan was described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2008 and was approved at the annual meeting of stockholders held on June 18, 2008. The 2,500,000 shares of common stock being registered in this Registration Statement are of the same class as those securities covered by the Company’s previously filed registration statements on Form S-8 filed with the SEC on January 30, 2007 (File No. 333-140318) and June 5, 2007 (File No. 333-143503) (collectively, the “Prior Registration Statements”). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated by reference herein and made a part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents By Reference.

The following documents, which previously have been filed by the Company with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference and made a part hereof:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

(b)	The Company’s Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2008 and June 30, 2008.

(c)	The Company’s Current Report on Form 8-K filed with the SEC on May 16, 2008.

(d)	The Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 29, 2008.

(e)	The description of the Company’s common stock contained in the Company’s registration statement on Form S-3 filed with the SEC on October 20, 2006.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of the Company’s common stock offered have been sold or which deregisters all such shares then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.	Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The Company’s charter contains a provision that eliminates the liability of its directors and officers to the maximum extent permitted by Maryland law.

The Company’s charter and bylaws require it, to the maximum extent permitted by Maryland law, to indemnify any individual who is a present or former director of the Company or, while a director of the Company and at its request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any of the foregoing capacities, and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. The Company’s charter and bylaws permit the Company, with the approval of its board of directors, to indemnify and to pay or reimburse the expenses of any individual who served a predecessor of the Company in any of the capacities described above and any officer, employee or agent of the Company or a predecessor of the Company, to the maximum extent permitted by the Maryland General Corporation Law (the “MGCL”). Accordingly, the Company has entered into indemnification agreements which provide for indemnification of its officers to the fullest extent allowed under Maryland law. The Company also maintains director’s and officer’s insurance for the benefit of the Company and the benefit of its officers and directors.

The MGCL requires a corporation (unless its charter provides otherwise, which the Company’s charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and

(1)	was committed in bad faith or

(2)	was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling the Company for liability arising under the Securities Act of 1933, as amended (the “Securities Act”), the Company has been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The foregoing summaries are necessarily subject to the complete text of the statute, the Company’s charter and bylaws, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 8.	Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement:

4.1	Second Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Company’s registration statement on Form S-11 (Registration No. 333-111018) filed with the SEC on February 6, 2004).

4.2	Articles of Amendment changing the Company’s name to Alesco Financial Inc. (incorporated by reference to Exhibit 3.1 to the Company’s registration statement on Form S-3 (Registration No. 333-138136) filed with the SEC on October 20, 2006).

4.3	By-laws, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 11, 2005).

4.4	Form of specimen stock certificate for the Company’s common stock (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2007).

4.5	Form of 7.625% Contingent Convertible Senior Notes due 2027 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 21, 2007).

4.6	Indenture, dated as of May 15, 2007, by and between Alesco Financial Inc. and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 21, 2007).

5.1*	Opinion of Clifford Chance US LLP as to the legality of the securities being registered.

23.1*	Consent of Clifford Chance US LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP.

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

99.1	Alesco Financial Inc. 2006 Long-Term Incentive Plan, as amended (incorporated by reference to the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 29, 2008).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Alesco Financial Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania, on this 26th day of August, 2008.

ALESCO FINANCIAL INC.

By:	/s/ JAMES J. MCENTEE, III
James J. McEntee, III
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. McEntee, III and John J. Longino, and each of them, with the full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement and any or all amendments thereto (including, without limitation, post-effective amendments), and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ RODNEY E. BENNETT Rodney E. Bennett	Director	August 26, 2008

/s/ CHRISTIAN M. CARR Christian M. Carr	Chief Accounting Officer (Principal Accounting Officer)	August 26, 2008

/s/ MARC CHAYETTE Marc Chayette	Director	August 26, 2008

/s/ DANIEL G. COHEN Daniel G. Cohen	Chairman, Director	August 26, 2008

/s/ THOMAS P. COSTELLO Thomas P. Costello	Director	August 26, 2008

/s/ G. STEVEN DAWSON G. Steven Dawson	Director	August 26, 2008

/s/ JACK HARABURDA Jack Haraburda	Director	August 26, 2008

/s/ JOHN J. LONGINO John J. Longino	Chief Financial Officer, Treasurer (Principal Financial Officer)	August 26, 2008

/s/ JAMES J. MCENTEE, III James J. McEntee, III	President, Chief Executive Officer, Director (Principal Executive Officer)	August 26, 2008

/s/ LANCE ULLOM Lance Ullom	Director	August 26, 2008

/s/ CHARLES W. WOLCOTT Charles W. Wolcott	Director	August 26, 2008

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Second Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Company’s registration statement on Form S-11 (Registration No. 333-111018) filed with the SEC on February 6, 2004).

4.2	Articles of Amendment changing the Company’s name to Alesco Financial Inc. (incorporated by reference to Exhibit 3.1 to the Company’s registration statement on Form S-3 (Registration No. 333-138136) filed with the SEC on October 20, 2006).

4.3	By-laws, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 11, 2005).

4.4	Form of specimen stock certificate for the Company’s common stock (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2007).

4.5	Form of 7.625% Contingent Convertible Senior Notes due 2027 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 21, 2007).

4.6	Indenture, dated as of May 15, 2007, by and between Alesco Financial Inc. and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 21, 2007).

5.1*	Opinion of Clifford Chance US LLP as to the legality of the securities being registered.

23.1*	Consent of Clifford Chance US LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP.

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

99.1	Alesco Financial Inc. 2006 Long-Term Incentive Plan, as amended (incorporated by reference to the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 29, 2008).

*	Filed herewith.